PAGE 1  18032


                               STATE OF DELAWARE

                                [STATE INSIGNIA]

                          Office of Secretary of State

                                  -----------

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF NEWBURYPORT ACQUISITION CORP. FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF AUGUST, A.D. 1990, AT 1 O'CLOCK P.M.

                               | | | | | | | | |

                                        RECEIVED FOR RECORD

                                        Aug, 17, A.D. 1990
                                        Michael T. Scuse
                                        RECORDER

                                        $3.00 STATE DOCUMENT FEE PAID


[SEAL]                             /s/ Michael Harkins
750228056                          -----------------------------------
                                   Michael Harkins, Secretary of State

                                   AUTHENTICATION: |2763816
                                   DATE: 08/16/1990

                                                                 FILED
                                                                 AUG 16 1990

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         NEWBURYPORT ACQUISITION CORP.

            Newburyport Acquisition Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "GCL"), DOES HEREBY CERTIFY as follows:

            FIRST: The sole director of the Corporation, by written consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

            RESOLVED: that the sole director hereby deems it advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended to change the name of the Corporation from NEWBURYPORT ACQUISITION CORP. to TOWLE MANUFACTURING COMPANY by changing Section 1 thereof so that, as amended, said Section shall be and read as follows:

                  "1. Name. The name of the corporation is TOWLE MANUFACTURING
            COMPANY."

            SECOND: That the sole stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the GCL.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the GCL.

            IN WITNESS WHEREOF, we have signed this Certificate as of August 16, 1990.

                                        /s/ E. Merle Randolph
                                        ---------------------
                                        E. Merle Randolph
                                        Vice President

ATTEST:

/s/ James L. Purcell
----------------------
James L. Purcell
Assistant Secretary